Exhibit 99.1

El Monte, Calif., April 2, 2018 /PRNewswire/ -- Yew Bio-Pharm Group, Inc. (“Yew Bio” or the “Company”) (OTCQB: YEWB), a major grower and seller of yew trees, yew raw materials used in the manufacture of traditional Chinese medicine, handicraft products made from yew timber and yew candle and soap made with yew essential oil in China, today reported financial results for the three- and twelve-months ended December 31, 2017.

2017 Fourth Quarter Results

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Revenues:
TCM Raw Materials	$3,169,400	$4,703,017	$20,180,406	$28,766,815
Yew Trees	72	(387)	9,978	22,859
Handicrafts	45,275	643	50,559	98,203
Others	2,280,188	7,297,231	20,298,747	22,460,205
Total Revenues	$5,494,935	$12,000,504	$40,539,690	$51,348,082

Total revenue for the fourth quarter of 2017 decreased 54.2% to $5.5 million from $12.0 million a year ago. Sales of TCM raw materials amounted to 57.7% of total revenues; sales of others segment consisting with yew essential oil candle, yew essential oil soap, pine needle extract, complex Taxus Cuspidate extract and composite northeast yew extract amounted to 41.5% of total revenues; sales of handicrafts amounted to 0.8% of total revenues, and sales of yew trees amounted to 0.0% of total revenues which is due to the Company’s strategy adjustment to reserve more yew trees for future TCM raw materials sales.

For the 2017 fourth quarter, gross profit was a loss of $6.8 million, compared with a loss of 1.2 million. The loss for the fourth quarter of 2017 was primarily due to adjustment of inventory and yew forest assets based on our physical inventory observation.

Operating expenses increased 460.9% to $878,089 for the 2017 fourth quarter, from $156,546 in the year-ago quarter. The increasing was primarily attributable to the increase in compensation and related benefits and Other fees.

Net income in the fourth quarter of 2016 was a loss of $7.8 million, or a loss of $0.14 per diluted share, compared with a loss of $1.4 million in the year-ago quarter, or a loss of $0.03 per diluted share.

2017 Results

Total revenues for the 2017 fiscal year were $40.5 million, a 21.0% decrease from $51.3 million a year earlier. Sales of TCM raw materials amounted to 49.8% of total revenues, sales of yew trees amounted to 0.0% of total revenues, sales of handicrafts amounted to 0.1% of total revenues and sales of others consisting with yew essential oil candle, yew essential oil soap, pine needle extract, complex Taxus Cuspidate extract and composite northeast yew extract made up the remaining 50.1%.

Gross profit was $5.1 million, or 12.5% of total revenues, for the full year, compared with $3.2 million, or 6.3% of total revenues in 2016.

Operating expenses increased 56.1% to $1.7 million for the year ended December 31, 2017, from 1.1 million a year earlier. The increasing was primarily attributable to the increases in compensation and related benefits and Other fees.

Net income for 2017 increased to $3.2 million, or 0.06 per diluted share, from $2.0 million, or $0.04 per diluted share for 2016.

“Our TCM raw materials and Others segment sales contributed most of our revenues for the year 2017,” said Mr. Zhguo Wang, Chairman and Chief Executive Officer of Yew Bio-Pharm Group, Inc. “We developed a series of yew product derivatives such as yew oil candle, yew essential oil soap, face serum and moisturizer cosmetics which contain yew essential oil, functional pillow, complex Taxus Cuspidate extract and composite northeast yew extract since from year 2015, and these products have been accepted by more and more customers of the U.S. and Chinese market. We also established a yew product retail and experience store in San Gabriel, California in 2017, and we hope to introduce our yew products to the U.S. customers by establishing more experience stores in the future.”

“Our face serum and moisturizer cream cosmetics containing yew essential oil had formally launched to the market during the fourth quarter of 2017, and now we are working with our Chinese distributors to complete the application to export to Chinese market. We expect the application to be finished during six to nine months. Meanwhile, we are also exploring major U.S. distributors to seek listing our cosmetics on the shelf. As we announced in the earlier news, we have been through to explore the transformation of the Company’s business model from a forestry company to a high value-added manufacturer mainly utilizes the yew tree raw materials as basis. Looking ahead in 2018, we will continue to enrich our product mix and develop more value-added products for the Company, and we expect the Company to achieve sustained growth with the new business.”

ABOUT YEW BIO-PHARM GROUP, INC

Yew Bio-Pharm Group, Inc., through its operating entity, Harbin Yew Science and Technology Development Co., Ltd. (HDS), is a major grower and seller of yew trees, yew raw materials used in the manufacture of traditional Chinese medicine (TCM) and products made from yew timber in China. Raw material from the species of yew tree that the Company grows contains taxol, and TCM containing yew raw materials has been approved as a traditional Chinese medicine in China for secondary treatment of certain cancers.  The Company uses a patented, accelerated growth technology to speed the growth and maturity and commercialization of yew trees and believes that it is one of the few companies possessing a permit to sell them. Yew Bio-Pharm also recently established a division to focus on organic foods and dietary supplements with the aim of developing new business opportunities in related industries. To learn more, please visit www.yewbiopharm.com

SAFE HARBOR

This press release forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements involve a number of risks and uncertainties that could cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. A number of factors could cause actual results to differ materially from those contained in any forward-looking statement, including but not limited to the following: our ability to collect from our largest customers; our dependence on a small number of customers for raw materials, including a related party; our ability to continue to purchase raw materials at relatively stable prices; our dependence on a small number of customers for our yew trees for reforestation; our ability to market successfully raw materials used in the manufacture of traditional Chinese medicines; and our ability to receive continued preferential tax treatment for the sale of yew trees and potted yew trees. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K. Yew Bio does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise, except as required under applicable law.

Company Contact:

Henry Pang

Yew Bio-Pharm Group, Inc.

Tel: (626) 401-9588

hpang@yewbiopharm.com

(financial tables follow)

YEW BIO-PHARM GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2017	2016

ASSETS
CURRENT ASSETS:
Cash	$859,830	$278,991
Accounts receivable	9,881,914	14,467,852
Accounts receivable - related parties	21,847,733	6,941,931
Inventories, net	2,579,190	10,296,792
Prepaid expenses - related parties	57,202	76,995
Prepaid expenses and other assets	37,519	74,783
VAT recoverables	170,564	1,655,954

Total Current Assets	35,433,952	33,793,298

LONG-TERM ASSETS:
Long-term inventories, net	10,546,648	7,151,613
Property and equipment, net	579,557	692,116
Land use rights and yew forest assets, net	6,369,938	4,558,234

Total Long-term Assets	17,496,143	12,401,963

Total Assets	$52,930,095	$46,195,261

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$460,202	$2,700,148
Accounts payable - related parties	50,318	638,318
Accrued expenses and other payables	162,619	379,294
Note payable	-	1,156,444
Taxes payable	5,574	16,520
Due to related parties	619,999	883,596
Short-term borrowings	6,099,876	1,723,865

Total Current Liabilities	7,398,588	7,498,185

NONCURRENT LIABILITIES:
Deferred income	359,646	120,973
Total Noncurrent Liabilities	359,646	120,973

Total Liabilities	7,758,234	7,619,158

SHAREHOLDERS’ EQUITY:
Common Stock ($0.001 par value; 140,000,000 shares authorized; 51,875,000 shares issued and outstanding at December 31, 2017 and 2016)	51,875	51,875
Additional paid-in capital	10,363,412	9,654,024
Retained earnings	30,287,658	27,074,624
Statutory reserves	3,762,288	3,762,288
Accumulated other comprehensive income (loss)	706,628	(1,966,708)

Total Shareholders’ Equity	45,171,861	38,576,103

Total Liabilities and Shareholders’ Equity	$52,930,095	$46,195,261

YEW BIO-PHARM GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)

	For the Years Ended December 31,
	2017	2016
REVENUES:
Revenues	$17,634,466	$22,581,267
Revenues - related parties	22,905,224	28,766,815

Total Revenues	40,539,690	51,348,082

COST OF REVENUES:
Cost of revenues	17,810,948	24,688,860
Cost of revenues - related parties	17,666,765	23,424,644

Total Cost of Revenues	35,477,713	48,113,504

GROSS PROFIT	5,061,977	3,234,578

OPERATING EXPENSES:
Selling	86,633	34,828
General and administrative	1,650,690	1,078,392

Total Operating Expenses	1,737,323	1,113,220

INCOME FROM OPERATIONS	3,324,654	2,121,358

OTHER INCOME (EXPENSES):
Interest expense	(225,023)	(140,844)
Other income (expense)	(33,961)	3,853
Exchange gains	147,978	40,533

Total Other Expenses	(111,006)	(96,458)

INCOME BEFORE PROVISION FOR INCOME TAXES	3,213,648	2,024,900
PROVISION FOR INCOME TAXES	(614)	(18,009)
NET INCOME	$3,213,034	$2,006,891

COMPREHENSIVE INCOME (LOSS):
NET INCOME	$3,213,034	$2,006,891
OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation adjustment	2,673,336	(2,632,390)

COMPREHENSIVE INCOME (LOSS)	$5,886,370	$(625,499)

NET INCOME PER COMMON SHARE:
Basic	$0.06	$0.04
Diluted	$0.06	$0.04
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	51,875,000	51,875,000
Diluted	53,934,497	51,875,000

YEW BIO-PHARM GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,213,034	$2,006,891
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	67,790	112,282
Amortization of land use rights and yew forest assets	3,678,972	8,819,008
Stock-based compensation	709,388	31,466
Inventory write-down	-	2,499,563
Changes in operating assets and liabilities:
Accounts receivable	5,349,595	(11,345,374)
Accounts receivable - related parties	(13,903,716)	(915,034)
Prepaid and other current assets	40,202	(13,435)
Prepaid expenses - related parties	23,055	23,440
Inventories, net	850,356	(4,080,175)
VAT recoverables	1,537,471	(1,047,212)
Accounts payable	(2,325,337)	2,807,954
Accounts payable - related parties	(607,503)	626,557
Accrued expenses and other payables	(195,047)	362,600
Due to related parties	(58,417)	9,635
Note payable	(1,210,833)	615,408
Deferred income	221,992	126,392
Taxes payable	(11,271)	3,065

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(2,620,269)	643,031

CASH FLOWS FROM INVESTING ACTIVITIES:
Change in restricted cash	-	296,419
Purchase of property and equipment	-	(61,509)
Purchase of land use rights and yew forest assets	(799,070)	-

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(799,070)	234,910

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term borrowings	10,940,220	1,809,189
Repayments of short-term borrowings	(6,844,634)	(3,022,055)
Proceeds from related party	-	81
Repayments to related parties	(170,875)	(49,030)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	3,924,711	(1,261,815)

EFFECT OF EXCHANGE RATE ON CASH	75,467	(18,743)

NET INCREASE (DECREASE) IN CASH	580,839	(402,617)

CASH - Beginning of the year	278,991	681,608

CASH - End of the year	$859,830	$278,991

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$189,403	$145,452
Income taxes	$18,328	$24,451

NON-CASH INVESTING AND FINANCING ACTIVITIES
Operating expense paid by related party	$38,140	$88,088
Property and equipment paid by related party	$-	$82,491
Settlement of due to related party with property and equipment	$82,491	$-
Reclassification of inventories to land use rights and yew forest assets	$4,331,025	$-